UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 30, 2017

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	001-35887 (Commission File Number)	26-2792552 (IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA (Address of principal executive offices)	30062 (Zip Code)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 30, 2017, MiMedx Group, Inc., a Florida corporation (the “Company”) completed its previously announced divestiture (the “Divestiture”) of its wholly-owned subsidiary, Stability Biologics, LLC, a Georgia limited liability company (successor-in-interest to Stability Inc., a Florida corporation) (“Stability LLC”), pursuant to the Membership Interest Purchase Agreement (“Agreement”) by and among the Company, Stability LLC, each person that, as of January 13, 2016, was a stockholder (the “Stockholders”) of Stability Inc., a Florida corporation and a predecessor-in-interest to Stability LLC, and Brian Martin, as stockholder representative, the terms of which were previously disclosed in the Current Report on Form 8-K dated August 18, 2017, which disclosure is incorporated herein by reference.

Item 8.01.    Other.

On October 2, 2017, the Company issued a press release announcing completion of the Divestiture. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(b)        Pro Forma Financial Information.

The unaudited pro forma financial information of the Company to give effect to the Divestiture is filed as Exhibit 99.2 and is incorporated herein by reference.

(d)        Exhibits

Exhibit No.    Description

99.1        MiMedx Group, Inc. Press Release dated October 2, 2017
99.2        Unaudited Pro Forma Condensed Consolidated Financial Statements

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 5, 2017	MIMEDX GROUP, INC.

		By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer